UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 28, 2021

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#18 1873 Spall Road, Kelowna, BC	V1Y 4R2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	250-870-2219

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENRT	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry Into A Material Definitive Agreement

On January 28, 2021, Enertopia Corp. ("we", "us", "our", the "Company") entered into a Technology Advisor Consulting Agreement with Mark E. Snyder  pursuant to which Mr. Snyder will provide advisory services to the Company, including the evaluation of potential technology acquisitions and other transactions, and management of the Company's patent portfolio.  The new agreement replaces a previous agreement between the Company and Mr. Snyder dated February 25, 2020.  Pursuant to the new agreement, Mr. Snyder will receive annual compensation of $30,000 payable on signing. As additional compensation, the Company issued to Mr. Snyder fully vested stock options to purchase 2,000,000 common shares of the Company exercisable for five years at the price of $0.14 per share.  The options are governed by the Company's 2014 Stock Option Plan registered on Form S-8 filed on January 25, 2021.  The agreement is for an initial term of 12 months, continuing month to month thereafter.  Either party may terminate the agreement without cause by giving 90 days prior notice.

Item 9.01	Financial Statements and Exhibits
10.1	Technology Advisor Consulting Agreement dated January 28 2021 with Mark E. Snyder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTOPIA CORP.

/s/ Robert McAllister
Robert McAllister
President and Director

February 2, 2021